Exhibit 10.1

THIRD AMENDMENT AGREEMENT

among

QC HOLDINGS, INC., as Borrower

and

THE LENDERS THAT ARE PARTIES HERETO

and

U.S. BANK NATIONAL ASSOCIATION, as Agent and Arranger

NOVEMBER 12, 2013

THIRD AMENDMENT AGREEMENT

This Third Amendment Agreement (this “Agreement”), is made and entered into as of November 12, 2013, by and between QC HOLDINGS, INC., a Kansas corporation (the “Borrower”), the Lenders that are parties hereto (being hereinafter referred to individually as a “Lender” or collectively as the “Lenders”), and U. S. BANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”).

RECITALS

A. On September 30, 2011, the Borrower, the Lenders and the Agent entered into a Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) pursuant to which the Lenders agreed to make certain revolving and term credit facilities available to the Borrower, and in conjunction therewith, the Borrower executed (i) a Promissory Note (Revolving Loan) dated September 30, 2011, payable to each Revolving Lender, (ii) a Promissory Note (Swingline Loan) dated September 30, 2011, payable to the Swingline Lender and (iii) a Promissory Note (Term Loan) dated September 30, 2011, payable to each of the then Term Loan Lenders. The Borrower has previously repaid the Term Loans referenced in this Section A in full, and there are no further term loan commitments under the Credit Agreement prior to the date of this Agreement. The Revolving Loan Notes and the Swingline Note referenced in this Section A are collectively referred to herein as the “Notes”.

B. The repayment of the Notes is secured by certain assets of the Borrower and its Subsidiaries referred to as the “Collateral” in the Credit Agreement, which is more particularly described in the Security Agreement, the Pledge Agreement and the Subsidiary Security Agreement (as each term is defined in the Credit Agreement) (collectively, the “Security Instruments”).

C. The Borrower, the Lenders party thereto, and the Agent have previously entered into that certain First Amendment Agreement dated as of November 7, 2012, to amend certain terms and conditions of the Credit Agreement and to provide the consent of the Lenders to the sale of the Borrower’s loans arising out of the auto loan finance business.

D. The Borrower, the Lenders party thereto, and the Agent have previously entered into that certain Second Amendment Agreement dated as of May 15, 2013, to amend certain terms and conditions of the Credit Agreement.

E. The Borrower acknowledges (i) the Lenders are presently the holders of the Notes, (ii) the Borrower’s liability to pay the Notes according to their terms, and (iii) the Borrower’s obligation to maintain, perform and comply with the terms and conditions of the Loan Documents (as such term is defined in the Credit Agreement).

F. The parties enter into this Agreement (i) to amend certain terms and conditions of the Credit Agreement, including, without limitation, (A) converting a portion of the current principal balance outstanding under the Revolving Loans to new Term Loans under the Credit Agreement in an aggregate principal amount of $9,000,000, and (B) a corresponding reduction in the aggregate Revolving Loan Commitment; and (ii) to provide the consent of the Lenders to the sale of certain auto assets and real estate owned by Borrower and to the repurchase of certain shares of the capital stock of the Borrower.

G. Capitalized terms which are not defined herein shall have the meaning such terms are given in the Credit Agreement.

NOW THEREFORE, the Agent, the Lenders and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The chart set forth in definition of the term “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby deleted and the following chart is inserted in place thereof:

		Applicable Margin
Tier	Leverage Ratio	Base Rate Loans	LIBOR Rate Loans	Non-Use Fee Percentage
1	Less than 0.75 to 1	1.25%	3.25%	0.375%
2	Greater than or equal to 0.75 to 1 but less than 1.25 to 1	1.75%	3.75%	0.500%
3	Greater than or equal to 1.25	2.25%	4.25%	0.625%

(b) The following definition of the term “Auto Assets” is hereby inserted in Section 1.01 of the Credit Agreement:

“Auto Assets” means those certain assets arising from Borrower’s auto finance line of business (a.k.a. Auto Start), which include certain receivables, automobile inventory, equipment and real estate.

(c) The definition of the term “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“Borrowing Base” means the sum of (i) 100% of Cash Holdings, (ii) 80% of Eligible Loan Receivables, and (iii) 80% of Eligible Factoring Receivables, minus the aggregate principal balance of the Term Loans.

(d) The following definition of the term “Calculated Payment” is hereby inserted in Section 1.01 of the Credit Agreement:

“Calculated Payment” means the aggregate principal amount of the Term Loans outstanding as of December 30, 2013 divided by four (4).

(e) The definition of the term “Current Maturities of Long-Term Debt” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“Current Maturities of Long-Term Debt” means, as of any determination date, the aggregate amount of principal payments that were required to be paid during twelve (12) months ending on the determination date on indebtedness (including the principal portion of payments in respect of Capital Leases, but excluding (i) principal payments in respect of the Revolving Loans, (ii) Mandatory Prepayments with respect to the Term Loans, and, (iii) from and after the date the Terms Loans are paid-in-full, all other principal payments in respect of the Term Loans).

(f) The definition of the term “LIBOR Rate” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“LIBOR Rate” means for any LIBOR Rate Loan and each Loan Period, the LIBOR Rate for the applicable Loan Period quoted by the Agent from Reuters Screen LIBOR01, or any successor thereto (which shall be the LIBOR Rate in effect two (2) Business Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation.

(g) The definition of the term “Mandatory Prepayment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

“Mandatory Prepayment” means the obligation of the Borrower to apply the following to the reduction of the outstanding principal amount of the Term Loans:

(i) the greater of $3,000,000 or fifty percent (50%) of the Net Proceeds from the sale of the Auto Assets;

(ii) One Hundred Percent (100%) of the Net Proceeds from the sale of that certain real property located at 7601 Metcalf Avenue, Overland Park, Kansas 66204;

(iii) One Hundred Percent (100%) of the Net Proceeds from the sale of any other Property not described in subparagraphs (i) and (ii) to the extent the aggregate amount of such Net Proceeds are not used within one hundred eighty (180) days after receipt thereof by the Borrower or the applicable Subsidiary, as the case may be, to purchase replacement assets, and

(iv) One Hundred Percent (100%) of the Net Proceeds received by the Borrower from the issuance of any capital stock or other equity securities or from the issuance of any subordinated debt, other than the Permitted Subordinated Debt, subsequent to the Closing Date.

(h) The following definition of the term “Permitted Subordinated Debt” is hereby inserted in Section 1.01 of the Credit Agreement:

“Permitted Subordinated Debt” means (i) the 2011 Subordinated Debt, and (ii) Indebtedness in favor of a Person who was a shareholder of Borrower as of the Third Amendment Date, which Indebtedness is subordinated in right of payment to the prior payment of the Obligations pursuant to subordination provisions approved in writing by the Agent (including, without limitation, that cash payments of principal and interest with respect to such Indebtedness shall be prohibited until the Term Loans have been paid in full, and upon payment in full of the Term Loans, in the event of the occurrence of any Default or Event of Default hereunder) and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case satisfactory to the Agent in its sole discretion.

(i) The following definition of the term “Third Amendment Date” is hereby inserted in Section 1.01 of the Credit Agreement:

“Third Amendment Date” means November 12, 2013.

(j) Section 2.03 of the Credit Agreement is hereby deleted in its entirety and the following Section 2.03 is inserted in lieu thereof:

2.03 Term Loan Commitments.

(a) Term Loans. On the Third Amendment Date, each of the Term Loan Lenders severally agrees to make a term loan in the amount of its Term Loan Committed Amount, in a single advance, which together shall be in an aggregate principal amount of Nine Million Dollars ($9,000,000) (each a “Term Loan,” and collectively, the “Term Loans”). The Term Loans have been fully funded, and no additional borrowings are permitted thereunder. The Term Loans may consist of Base Rate Loans, LIBOR Rate Loans or a combination thereof, as the Borrower may request. Amounts paid on the Term Loans may not be reborrowed. A portion of the principal balance outstanding under the Revolving Loans on the Third Amendment Date in an amount equal to $9,000,000 shall be deemed outstanding as Term Loans under this Agreement on the Third Amendment Date.

(b) Principal Payments. The Term Loans shall, unless earlier repaid, be repaid in four installments of an amount equal to the Calculated Payment, payable on the last day of each calendar quarter, commencing December 31, 2013. The remaining principal balance shall be payable on the Termination Date.

(c) Mandatory Prepayment. In addition to the principal payments of the Term Loans referenced in Section 2.03(b) above, for the ratable benefit of the Lenders, Borrower shall make payment to the Agent the amount of the Mandatory Prepayment, if any: (A) within five (5) Business Days of receipt of Net Proceeds constituting a Mandatory Prepayment under subparagraphs (i), (ii) and (iv) of the definition of the term “Mandatory Prepayment,” and (B) within one hundred eighty (180) days of receipt of Net Proceeds constituting a Mandatory Prepayment under subparagraph (iii) of the definition of the term “Mandatory Prepayment.” Each Mandatory Prepayment shall be applied to the Term Loans and will reduce future principal payments due under the Term Loans in the inverse order of their maturities. Each scheduled payment under Section 2.03(b) and each payment under this Section 2.03(c) shall permanently reduce the Term Loan Commitment and each Term Loan Lender’s Term Loan Committed Amount.

(d) Term Notes. The Term Loans of each Lender to the Borrower made pursuant to this Agreement shall be evidenced by a single promissory note in favor of such Lender in the form of Exhibit C, dated the Third Amendment Date, duly completed and executed by the Borrower (collectively, as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Term Notes”).

(e) Use of Proceeds. The Borrower shall use the proceeds of the Term Loans to refinance Revolving Loans in the same principal amount existing under this Agreement on the Third Amendment Date.

(k) Section 7.02(a) of the Credit Agreement with respect to Consolidated EBITDA is hereby deleted in its entirety and the following Section 7.02(a) is inserted in lieu thereof, which deletion shall be effective as of September 30, 2013:

(a) [Intentionally omitted.]

(l) Section 7.02(b) of the Credit Agreement with respect to Fixed Charge Coverage Ratio is hereby deleted in its entirety and the following Section 7.02(b) is inserted in lieu thereof:

(b) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio, determined for the Borrower and its Subsidiaries on a Consolidated basis as of the end of each fiscal quarter (for the twelve (12) month period then ending) of the Borrower, for the fiscal quarter ending December 31, 2013 and each fiscal quarter thereafter, to be less than (i) 1.10 to 1.00, if the Term Loans remain outstanding as of such determinate date, or (ii) 1.25 to 1.00, if the Term Loans have been repaid as of such determination date.

(m) Section 7.02(d) of the Credit Agreement with respect to Maximum Loss Ratio is hereby deleted in its entirety and the following Section 7.02(d) is inserted in lieu thereof, which change shall be effective as of September 30, 2013:

(d) Maximum Loss Ratio. Permit or suffer the Loss Ratio determined for the Borrower and its Subsidiaries on a Consolidated basis, as of the end of each fiscal month of the Borrower after the Closing Date, measured on a trailing twelve (12) month basis, to be more than or equal to (i) thirty percent (30%) for the monthly periods ending September 30, 2013 through December 31, 2013, and (ii) twenty-eight percent (28%) for each monthly period thereafter.

(n) Section 7.02(k) of the Credit Agreement with respect to Restricted Payments is hereby deleted in its entirety and the following Section 7.02(l) is inserted in lieu thereof:

(k) Restricted Payments. Make or commit to make (i) any Distribution, or (ii) the redemption, repurchase, retirement or other acquisition of (or the setting a part of any sum in respect of any of the foregoing actions) shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire shares of any capital stock of the Borrower (other than an exchange of capital stock of the Borrower for other shares of capital stock of the Borrower).

(o) Section 7.02(l) of the Credit Agreement with respect to Indebtedness is hereby deleted in its entirety and the following Section 7.02(l) is inserted in lieu thereof:

(l) Indebtedness. Create, incur or suffer to exist any liability for Indebtedness, except: (i) to Agent and the Lenders under this Agreement, (ii) as specified in Schedule 7.02(l), (iii) other Indebtedness not exceeding $500,000.00 in the aggregate, (iv) to any of the Lenders or an Affiliate of a Lender under a Hedge Agreement, (v) loans between the Borrower and its Subsidiaries which are Guarantors hereunder, (vi) Third Party Guarantees issued by QC Financial Services of Texas, Inc. as a credit service organization, (vii) the 2011

Subordinated Debt and (viii) Permitted Subordinated Debt, other than the 2011 Subordinated Debt, in an amount not to exceed $6,000,000 in the aggregate at any time.

(p) Schedules 2.01 and 2.03 attached to the Credit Agreement are hereby deleted in their entirety and Schedules 2.01 and 2.03 attached to this Agreement are inserted in lieu thereof.

2. Consent to Sale of Auto Finance Line of Business. The Borrower has requested that the Agent and the Lenders consent to the sale of the Auto Assets (as defined in the Credit Agreement, as amended by this Agreement). The Agent and the Lenders hereby consent to the sale of the Auto Assets and agree that such sale shall not violate any term of the Credit Agreement or any other Loan Document restricting such sale, provided (i) such sale must be closed on or before December 20, 2013, (ii) such sale must be on terms and conditions acceptable to the Agent, in its sole discretion, and approved by Agent in writing, and (iii) the Net Proceeds generated by such sale shall be immediately and directly remitted to the Agent to be applied to repay the principal balance of the Term Loans in accordance with Section 2.03(c) of the Credit Agreement (as amended by this Agreement). The Borrower shall supply information relative to any proposed sale of Auto Assets to the Agent as the Agent may reasonably request. The consent provided pursuant to this Section 2 is a one-time consent and shall not obligate the Agent or the Lenders to consent to any sale of Collateral in the future. This consent shall not establish a course of dealing with respect to the issuance of consents to the sale of Collateral.

3. Consent to Sale of Real Estate. The Borrower has requested that the Agent and the Lenders consent to the sale of that certain real property located at 7601 Metcalf Avenue, Overland Park, Kansas 66204 (the “Auto Lot”). The Agent and the Lenders hereby consent to the sale of the Auto Lot and agree that such sale shall not violate any term of the Credit Agreement or any other Loan Document restricting such sale, provided (i) such sale must be on terms and conditions acceptable to the Agent, in its sole discretion, and approved by Agent in writing, and (ii) all Net Proceeds generated by such sale shall be immediately and directly remitted to the Agent to be applied to repay the principal balance of the Term Loans in accordance with Section 2.03(c) of the Credit Agreement (as amended by this Agreement). The Borrower shall supply information relative to any proposed sale of Auto Lot to the Agent as the Agent may reasonably request. The consent provided pursuant to this Section 3 is a one-time consent and shall not obligate the Agent or the Lenders to consent to any sale of Collateral in the future. This consent shall not establish a course of dealing with respect to the issuance of consents to the sale of Collateral.

4. Consent to the Repurchase of Shares. The Borrower has requested that the Agent and the Lenders consent to the repurchase of 15,000 shares of capital stock of the Borrower currently held by the estate of Mary Powell (the “Powell Shares”). The Agent and the Lenders hereby consent to the repurchase of the Powell Shares and agree that such repurchase shall not violate any term of the Credit Agreement or any other Loan Document restricting such repurchase, provided that the aggregate repurchase price of the Powell Shares does not exceed $40,000. The consent provided pursuant to this Section 4 is a one-time consent and shall not obligate the Agent or the Lenders to consent to any repurchase of capital stock of the Borrower in the future. This consent shall not establish a course of dealing with respect to the issuance of consents to the repurchase of capital stock of the Borrower.

5. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that (i) all amounts due and payable under the Notes as of the execution date shall have been paid, (ii) no Event of Default shall exist under the Notes, the Credit Agreement, or any other Loan Document, (iii) the Agent shall have received the consent of each Lender to the extent such consent is required pursuant to the Credit Agreement, (iv) the Borrower shall have paid an amendment fee to the Agent for the benefit of the approving Lenders as required by a separate fee letter dated October 31, 2013 between the Borrower and the Agent, (v) the Borrower shall have duly executed and delivered the Term Notes dated as of the date hereof in accordance with Section 2.03(d) of the Credit Agreement (as amended by this Agreement), and (vi) the Agent and the Lenders shall have received such other items as they may reasonably request.

6. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the authority to enter into this Agreement and, upon execution by the Borrower, this Agreement shall be an enforceable obligation of the Borrower, (ii) all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct as of the date of this Agreement, (iii) there have been no amendments or modifications to the Borrower’s organizational documents since such documents were certified and/or delivered to the Lender in connection with the closing of the Loan, and (iv) no Default or Event of Default currently exists under the Loan Documents.

7. No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Notes, the Credit Agreement, the Security Instruments, and the other Loan Documents shall remain unmodified and in full force and effect, and the Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and the conditions of the Loan Documents, as amended herein.

8. No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents, or any security granted or held by the Lenders for the indebtedness evidenced by the Notes.

9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

11. Waiver of Claims and Defenses. The Borrower hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, against the Agent or any Lender existing as of the execution date of this Agreement, which in any manner arise out of or relate to any Loan Document.

12. Fees and Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, filing, enforcement and administration of this Agreement including, without limitation, the fees and expenses of counsel to the Agent.

13. Counterparts. This Agreement may be executed in counterparts and when combined all such counterparts shall constitute one agreement.

14. Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

12. NO ORAL AGREEMENTS. THIS IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND THE LENDERS AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS.

ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT AND THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS IS SET FORTH IN THE SPACE BELOW:

NONE

BORROWER, THE AGENT AND LENDERS AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEM EXISTS.

Please initial

	Borrower	Agent	U.S. Bank

	BOKF	Enterprise	First Tennessee

	Pulaski	United

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Colleen S. Hayes
Colleen S. Hayes
Vice President

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

BORROWER:

QC HOLDINGS, INC., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

LENDERS:

U. S. BANK NATIONAL ASSOCIATION

By:	/s/ Colleen S. Hayes
Colleen S. Hayes
Vice President

BOKF, N.A. d/b/a BANK OF KANSAS CITY

By:	/s/ Matthew D. Robertson
Name:	Matthew D. Robertson
Title:	Assistant Vice President

ENTERPRISE BANK & TRUST

By:	/s/ Kevin M. Antes
Name:	Kevin M. Antes
Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Bob Nieman
Name:	Bob Nieman
Title:	Senior Vice President

PULASKI BANK

By:	/s/ James R. Howard
Name:	James R. Howard
Title:	Senior Vice President

UNITED COMMUNITY BANK

By:	/s/ Allen Schmale
Name:	Allen Schmale
Title:	Chief Credit Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS/PLEDGORS

Each of the undersigned guarantors and/or pledgors of collateral with respect to the obligations of the Borrower to the Agent and the Lenders hereby (i) acknowledge and consent to the terms of the foregoing Third Amendment Agreement, (ii) represents and warrants to the Agent and the Lenders that there exists no default or event of default under any document delivered by it to the Agent or the Lenders with respect to the Loans and (iii) reaffirms and ratifies the full force and effect of any guaranty agreement, security instrument or pledge agreement delivered by it in connection with the Loans.

QC Financial Services, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Properties, LLC, a Kansas limited liability company

By:	/s/ Darrin J. Anderson
Darrin J. Anderson
Manager

QC Financial Services of California, Inc., a California corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Financial Services of Texas, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Advance, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Cash Title Loans, Inc.,
a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Express Check Advance of South Carolina, LLC, a Tennessee limited liability company

By:	/s/ Darrin J. Anderson
Darrin J. Anderson
Manager

QC Auto Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Loan Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC E-Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Capital, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF NEGATIVE PLEDGORS

Each of the undersigned negative pledgors in favor of the Agent for the benefit of the Lenders in connection with the Credit Agreement hereby (i) acknowledges and consents to the terms of the foregoing Third Amendment Agreement, (ii) represents and warrants to the Agent and the Lenders that there exists no default or event of default under any document delivered by it to the Agent or the Lenders with respect to the Loans and (iii) reaffirms and ratifies the full force and effect of the Negative Pledge Agreement delivered by it in connection with the Loans.

QC Canada Holdings, Inc.,
a British Columbia company

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Direct Credit Holdings Inc., a British Columbia company

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer